EXHIBIT 11

                            ARTRA GROUP INCORPORATED
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      AND EQUIVALENT SHARE OF COMMON STOCK
                      (In thousands, except per share data)


                                                                                           Fiscal Year
                                                                               ---------------------------------
Line                                                                              1995       1994*      1993*
                                                                               --------    --------   --------
 AVERAGE SHARES OUTSTANDING

    1    Weighted average number of shares of common stock
            outstanding during the period                                         6,776       5,702      4,823
    2    Net additional shares assuming stock options and warrants
           exercised and proceeds used to purchase treasury shares                    -           -         85
                                                                               ---------   ---------   --------
    3    Weighted average number of shares and equivalent shares
           of common stock outstanding during the period                          6,776       5,702      4,908
                                                                               =========   =========   ========


 EARNINGS (LOSS)

    4    Loss from continuing operations                                       ($16,943)   ($13,529)   ($8,327)
    5    Less dividends applicable to redeemable preferred stock                   (565)       (516)      (471)
    6    Less redeemable common stock accretion                                    (767)       (309)      (243)
                                                                               =========   =========   ========
    7    Amount for per share computation                                      ($18,275)   ($14,354)   ($9,041)
                                                                               =========   =========   ========

    8    Loss before extraordinary credit                                       (16,933)   ($29,435)   ($8,543)
    9    Less dividends applicable to redeemable preferred stock                   (565)       (516)      (471)
   10    Less redeemable common stock accretion                                    (767)       (309)      (243)
                                                                               =========   =========   ========
   11    Amount for per share computation                                      ($18,265)   ($30,260)   ($9,257)
                                                                               =========   =========   ========

   12    Net earnings (loss)                                                    ($2,903)   ($20,470)   $13,514
   13    Less dividends applicable to redeemable preferred stock                   (565)       (516)      (471)
   14    Less redeemable common stock accretion                                    (767)       (309)      (243)
                                                                               ---------   ---------   --------
   15    Amount for per share computation                                       ($4,235)   ($21,295)   $12,800
                                                                               =========   =========   ========


 PER SHARE AMOUNTS

         Loss from continuing operations
           (line 7 / line 3)                                                     ($2.69)     ($2.56)    ($1.84)
                                                                               =========   =========   ========

         Loss before extraordinary credit
           (line 11 / line 3)                                                    ($2.69)     ($5.30)    ($1.88)
                                                                               =========   =========   ========

         Net earnings (loss)
           (line 15 / line 3)                                                    ($0.63)     ($3.73)     $2.61
                                                                               =========   =========   ========



Earnings (loss) per share is computed by dividing net earnings (loss), less redeemable preferred stock ock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock tock and common stock equivalents (redeemable common stock, stock options and warrants), unless anti-dilutive, outstanding during the period. Fully diluted earnings (loss) per share are not presented since the result is s equivalent to primary earnings
(loss) per share.

_________________________________________________
*  As  reclassified  for  discontinued operations.